UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 29, 2003 (Date of earliest event reported)

CENTRA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27861	04-3268918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Bedford Street

Lexington, MA 02420

(Address of principal executive offices)

Telephone: (781) 861-7000

(Registrant’s telephone number, including area code)

The undersigned registrant hereby amends the following items of its Current Report on Form 8-K dated October 28, 2003 as set forth on the pages attached hereto:

Item 7.    Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Corrected Press Release dated October 29, 2003 announcing financial results for the third quarter ended September 30, 2003.

Item 12.    Results of Operations and Financial Condition

        On October 28, 2003, Centra Software, Inc. (the “Company”) issued a corrected press release announcing its financial results for its third quarter ended September 30, 2003. The press release circulated on October 28, 2003 contained an error in the non-cash expense item for the stock compensation charge for the quarter ended September 30, 2003. The Company incurred $393,000 in non-cash stock compensation charges for the quarter, instead of $293,000 as initially reported. This affected the reported net loss for the quarter, which was $1.7 million instead of $1.6 million as initially reported, the percent reduction in net loss compared to the quarter ended June 30, 2003, which was 21% instead of 25% as initially reported, and the net loss per share, which was $.07 instead of $.06 as initially reported. The corrected press release appears in its entirety below. The full text of the corrected press release is attached hereto as Exhibit 99.1 to this Report and is incorporated herein by reference. The information in this Item 12 and Exhibit 99.2 attached hereto shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2003	CENTRA SOFTWARE, INC.

	By:	/s/ Paul R. Gudonis
Name: Paul R. Gudonis Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Corrected Press Release dated October 29, 2003 announcing financial results for the third quarter ended September 30, 2003.